Exhibit 23.5

August 10, 2023

Jinxin Technology Holding Company (the “Company”)

Floor 8, Building D, Shengyin Building, Shengxia Road 666

Pudong District, Shanghai 201203

People’s Republic of China

+86 21-5058-2081

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on March 27, 2023 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Liwei Zhang
Name: Liwei Zhang